Exhibit 99.1

Contact:	610-337-7000	For Immediate Release:
	Hugh J. Gallagher, ext. 1029 Shelly Oates, ext. 3202	February 8, 2012

AmeriGas announces that Eugene V.N. Bissell, president and chief executive officer, will retire effective March 2, 2012

Valley Forge, Pa., February 8 — AmeriGas Propane Inc., general partner of AmeriGas Partners, L.P. (NYSE: APU), announced that Eugene V.N. Bissell, president and chief executive officer, will retire effective March 2, 2012. Jerry E. Sheridan will succeed Mr. Bissell as president and chief executive officer and R. Paul Grady will succeed Mr. Sheridan as vice president and chief operating officer. The Company had previously announced both Mr. Bissell’s intent to retire in 2012 and the executive succession plan that will take place upon his retirement.

AmeriGas is the nation’s largest retail propane marketer, serving over two million customers in all 50 states from over 1,200 locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 29% of the Partnership. An affiliate of Energy Transfer Partners, L.P. owns 34% of the Partnership and the public owns the remaining 37%.

Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com.

AP- 06 ### 2/8/2012